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EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48901) pertaining to the MSC Industrial Direct 401(k) Plan (formerly Sid Tool Savings Plan) of our report dated May 23, 2003, with respect to the financial statements and schedule of the MSC Industrial Direct 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                                        /s/ Ernst & Young LLP

Melville, New York
June 27, 2003